NEWS RELEASE
NCR Atleos Corporation Reports Strong First Quarter 2024 Results

ATLANTA, May 13, 2024 - NCR Atleos Corporation (NYSE: NATL) (“Atleos”) reported financial results today for the three months ended March 31, 2024. First quarter results and other recent highlights include:

•Strong start to 2024 with financial results at or above the high-end of first quarter guidance
•Revenue grew 6% year-over-year to $1.05 billion; Recurring revenue grew 7% to a record $763 million
•Adjusted EBITDA grew 11% year-over-year to $162 million; Adjusted free cash flow1 of $69 million
•GAAP net loss of $8 million; Operating cash flow of $148 million
•GAAP fully diluted loss per share of $0.11; Non-GAAP fully diluted earnings per share of $0.41
•Company reaffirms full year 2024 guidance; Issues second quarter guidance

“The first quarter of 2024 marked our first full quarter as a separate company and an excellent start to 2024. Financial results were ahead of our projections and our operational execution was outstanding. Our market leading solutions for self-service banking continue to gain appeal with banks, retailers, and their customers, and drove solid top line growth in the quarter. First quarter growth was paced by double digit growth in global withdrawal transactions and strong growth in services revenue,” said Tim Oliver, President and Chief Executive Officer.

Mr. Oliver continued, “Considering the momentum in our businesses, progress on key strategic initiatives, and continued favorable market dynamics for our solutions, we reaffirm our previously published 2024 financial targets. Going forward, Atleos stands ready with its leading position in self-service banking and the largest and most efficient ATM network in the world to advance the transformation of retail banking and facilitate digital to physical transactions for everyone, everywhere.”

First Quarter 2024 Operating Results
The core business segments continue to deliver strong results:
•First quarter revenue was $1.05 billion, including $763 million of recurring revenue, compared to $986 million and $710 million, respectively, in the prior year period.

•First quarter gross profit was $221 million with a gross profit rate of 21.0% on a GAAP basis, compared to $220 million and 22.3%, respectively, in the prior year period. First quarter adjusted gross profit (non-GAAP) was $244 million with an adjusted gross profit rate of 23.2%, compared to $240 million and 24.3%, respectively, in the prior year period.

•First quarter income from operations was $72 million on a GAAP basis, compared to $66 million in the prior year period. First quarter adjusted income from operations (non-GAAP) was $116 million compared to $112 million in the prior year period.

•First quarter net loss attributable to Atleos was $8 million on a GAAP basis, compared to net income attributable to Atleos of $36 million in the prior year period.

•First quarter Adjusted EBITDA was $162 million compared to $146 million in the prior year period.
(1) Adjusted free cash flow-unrestricted, as defined in the section entitled "Non-GAAP Financial Measures"

NCR ATLEOS CORPORATION REVENUE AND ADJUSTED EBITDA SUMMARY (Unaudited) (in millions)

	For the Periods Ended March 31
	Three Months
	2024	2023	% Change
Revenue by segment
Self-Service Banking	$628	$606	4%
Network	310	300	3%
T&T	51	50	2%
Total segment revenue	989	956	3%
Other (1)	61	30	103%
Consolidated revenue	$1,050	$986	6%

Adjusted EBITDA by segment
Self-Service Banking	$134	$139	(4)%
Self-Service Banking Adjusted EBITDA margin %	21.3%	22.9%
Network	86	75	15%
Network Adjusted EBITDA margin %	27.7%	25.0%
T&T	10	10	—%
T&T Adjusted EBITDA margin %	19.6%	20.0%
Other (1)	4	10	(60)%
Corporate (2)	(72)	(88)	(18)%
Total Adjusted EBITDA	$162	$146	11%
Total Adjusted EBITDA margin %	15.4%	14.8%
(1)Other represents certain other immaterial business operations, including commerce-related operations in countries that Voyix exited that are aligned to Atleos, that do not represent a reportable segment. For periods after the separation from Voyix, Other also includes revenues from commercial agreements with Voyix.
(2)Corporate includes income and expenses related to corporate functions and, for periods prior to the separation from Voyix, certain allocations from Voyix that were not specifically attributable to an individual reportable segment.
Notes to Investors
On October 16, 2023, NCR Atleos Corporation (“Atleos”, the “Company”, “we” or “us”) became a standalone publicly traded company, and its financial statements are now presented on a consolidated basis. Prior to the separation from NCR Voyix Corporation (“NCR” or “Voyix”), the Company’s historical combined financial statements were prepared on a standalone carve-out basis and were derived from Voyix’s consolidated financial statements and accounting records. Therefore, financial results for the three month periods ended March 31, 2024 and 2023 may not be meaningfully comparable.
In this release, we use certain non-GAAP measures. These non-GAAP measures include “Adjusted EBITDA,” and others with the words “non-GAAP” in their titles. These non-GAAP measures are listed, described and reconciled to their most directly comparable GAAP measures under the heading “Non-GAAP Financial Measures” later in this release.
With respect to our Adjusted EBITDA, adjusted free cash flow-unrestricted and non-GAAP diluted earnings per share guidance, we do not provide a reconciliation of the respective GAAP measures because we are not able to predict with reasonable certainty the reconciling items that may affect the GAAP net income, GAAP cash flow from operating activities and GAAP diluted earnings per share without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions or divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. Refer to the heading “Non-GAAP Financial Measures” for additional information regarding our use of non-GAAP financial measures.

Second Quarter and Full Year 2024 Guidance

Consolidated	Q2 2024 Targets	FY 2024 Targets (Reaffirmed)
Revenue	$1.06 - $1.09 billion	$4.20 - $4.40 billion
Adjusted EBITDA	$180 - $190 million	$770 - $800 million
Non-GAAP Diluted EPS	$0.63 - $0.73	$2.90 - $3.20 (1)
Adjusted free cash flow-unrestricted	$0 - $25 million	$170 - $230 million
(1) Incorporates consensus forward SOFR rates for the year as of April 30, 2024.
2024 First Quarter Earnings Conference Call
A conference call is scheduled for May 14, 2024 at 8:30 a.m. Eastern Time to discuss the first quarter 2024 results. Access to the conference call and accompanying slides, as well as a replay of the call, are available on Atleos’ web site at http://investor.ncratleos.com. Additionally, the live call can be accessed by dialing 800-753-0725 (United States/Canada Toll-free) or 786-460-7170 (International Toll) and entering the participant passcode 2528313. References to Atleos’ website and/or other social media sites or platforms in this release do not incorporate by reference the information on such websites, social media sites, or platforms, and Atleos disclaims any such incorporation by reference.
More information on Atleos’ first quarter earnings, including additional financial information and analysis, is available on Atleos’ Investor Relations website at https://investor.ncratleos.com/.
News Media Contact
Scott Sykes
NCR Atleos Corporation
scott.sykes@ncratleos.com
Investor Contact
Brendan Metrano
NCR Atleos Corporation
brendan.metrano@ncratleos.com

About Atleos

Atleos (NYSE: NATL) is a leader in expanding self-service financial access, with industry-leading ATM expertise and experience, unrivalled operational scale including the largest independently-owned ATM network, always-on global services and constant innovation. Atleos improves operational efficiency for financial institutions, drives footfall for retailers and enables digital-first financial self-service experiences for consumers. Atleos is headquartered in Atlanta, Georgia, with approximately 20,000 employees globally.

Web site: https://www.ncratleos.com
X (Twitter): https://twitter.com/ncratleos
Facebook: https://www.facebook.com/Atleos.NCR/
LinkedIn: https://www.linkedin.com/company/ncratleos
YouTube: https://www.youtube.com/@ncratleos
Instagram: https://www.instagram.com/ncratleos/

Cautionary Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to Atleos’ plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this release include, without limitation, statements regarding: our expectations of demand for our solutions and execution and the impact thereof on our financial results and our intention to focus our resources on meeting our ATM customers’ needs and extending our leadership position in digital-to-physical transactions following the spin-off. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of Atleos’ control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to:
•Strategy and Technology: transforming our business model, development and introduction of new solutions; competition in the technology industry, integration of acquisitions and management of alliance activities; our multinational operations;
•Business Operations: domestic and global economic and credit conditions; risks and uncertainties from the payments-related business and industry; disruptions in our data center hosting and public cloud facilities; retention and attraction of key employees; defects, errors, installation difficulties or development delays; failure of third-party suppliers; a major natural disaster or catastrophic event; including the impact of pandemics and geopolitical and macroeconomic challenges; environmental exposures from historical and ongoing manufacturing activities and climate change;
•Data Privacy & Security: impact of data protection, cybersecurity and data privacy including any related issues;
•Finance and Accounting: our level of indebtedness; the terms governing our indebtedness; incurrence of additional debt or similar liabilities or obligations; access or renewal of financing sources; our cash flow sufficiency to service our indebtedness; interest rate risks; the terms governing our trade receivables facility; the impact of certain changes in control relating to acceleration of our future indebtedness; our obligations under other future financing arrangements; or required repurchase of any notes we may issue; any lowering or withdrawal of the ratings assigned to our future debt securities by rating agencies; our pension liabilities and write down of the value of certain significant assets;
•Law and Compliance: allegations or claims by third parties that our products or services infringe on intellectual property rights of others, including claims against our customers and claims by our customers to defend and indemnify them with respect to such claims; protection of our intellectual property; changes to our tax rates and additional income tax liabilities; uncertainties regarding regulations; lawsuits and other related matters; changes to cryptocurrency regulations;
•Governance: actions or proposals from stockholders that do not align with our business strategies or the interests of our other stockholders; and
•Separation: the failure of Atleos to achieve some or all of the expected strategic benefits, synergies or opportunities expected from the spin-off; that Atleos may incur material costs and expenses as a result of the spin-off; that Atleos has limited history operating as an independent, publicly traded company, and Atleos’ historical and pro forma financial information is not necessarily representative of the results that it would have achieved as a separate, publicly traded company and therefore may not be a reliable indicator of its future results; Atleos’ obligation to indemnify NCR pursuant to the agreements entered into in connection with the spin-off (including with respect to material taxes) and the risk NCR may not fulfill any obligations to indemnify Atleos under such agreements; that under applicable tax law, Atleos may be liable for certain tax liabilities of NCR following the spin-off if NCR were to fail to pay such taxes; that agreements binding on Atleos restrict it from taking certain actions after the distribution that could adversely impact the intended U.S. federal income tax treatment of the distribution and related transactions; potential liabilities arising out of state and federal fraudulent conveyance laws; the fact that Atleos may receive worse commercial terms from third-parties for services it presently receives from NCR; that after the spin-off, certain of Atleos’ executive officers and directors may have actual or potential conflicts of interest because of their previous positions at NCR; potential difficulties in maintaining relationships with key personnel; that Atleos will not be able to rely on the earnings, assets or cash flow of NCR and NCR will not provide funds to finance Atleos’ working capital or other cash requirements.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
Non-GAAP Financial Measures. While Atleos reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release Atleos also uses the non-GAAP measures listed and described below.
Adjusted Gross Profit (Non-GAAP), Adjusted Gross Profit Rate (Non-GAAP), Adjusted Income from Operations (Non-GAAP), Non-GAAP Diluted Earnings per Share. Atleos’ Adjusted Gross Profit (non-GAAP), Adjusted Gross Profit Rate (non-GAAP), Adjusted Income from Operations (non-GAAP), and Non-GAAP Diluted Earnings per Share are determined by excluding, as applicable, acquisition-related costs; pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits; separation-related costs; amortization of acquisition-related intangibles; stock-based compensation expense; transformation and restructuring charges (which includes integration, severance and other exit and disposal costs); and other special (expense) income items from Atleos’ GAAP gross profit, expenses, income from operations, interest and other income (expense), income tax expense, effective income tax rate, net income (loss) attributable to Atleos, and earnings per share, respectively. Due to the non-recurring or non-operational nature of these pension and other special items, Atleos’ management uses these non-GAAP measures to evaluate year-over-year operating performance. Atleos believes these measures are useful for investors because they provide a more complete understanding of Atleos’ underlying operational performance, as well as consistency and comparability with Atleos’ past reports of financial results.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). Atleos’ management uses the non-GAAP measure Adjusted EBITDA because it provides useful information to investors as an indicator of performance of the Company’s ongoing business operations. Atleos determines Adjusted EBITDA based on GAAP Net income (loss) attributable to Atleos plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus acquisition-related costs; plus pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits; plus separation-related costs; plus transformation and restructuring charges (which includes integration, severance and other exit and disposal costs); plus stock-based compensation expense; plus other special (expense) income items. These adjustments are considered non-operational or non-recurring in nature and are excluded from the Adjusted EBITDA metric utilized by our chief operating decision maker (“CODM”) in evaluating segment performance and are separately delineated to reconcile back to total reported income attributable to Atleos. This format is useful to investors because it allows analysis and comparability of operating trends. It also includes the same information that is used by Atleos management to make decisions regarding our segments and to assess our financial performance. Refer to the table below for the reconciliations of Net income (loss) attributable to Atleos (GAAP) to Adjusted EBITDA (non-GAAP).
Adjusted EBITDA margin is calculated based on Adjusted EBITDA as a percentage of total revenue. Adjusted EBITDA margin by segment is calculated based on segment Adjusted EBITDA divided by the related component of revenue. This measure is used by Atleos’ management for the reasons referenced above.
Adjusted free cash flow-unrestricted. Atleos defines Adjusted free cash flow-unrestricted as net cash provided by operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software, plus/minus the change in restricted cash settlement activity, plus/minus net reductions or reinvestment in the trade receivables facility established in the fourth quarter of 2023 due to fluctuations in the outstanding balance of receivables sold, plus/minus financing payments/receipts of owned ATM capital expenditures, and plus pension contributions and settlements. Restricted cash settlement activity represents the net change in amounts collected on behalf of, but not yet remitted to, certain of the Company’s merchant customers or third-party service providers that are pledged for a particular use or restricted to support these obligations. These amounts can fluctuate significantly period to period based on the number of days for which settlement to the merchant has not yet occurred or day of the week on which a reporting period ends. We believe Adjusted free cash flow-unrestricted information is useful for investors because it indicates the amount of cash available after these adjustments for, among other things, investments in Atleos’ existing businesses, strategic acquisitions, and repayment of debt obligations. Adjusted free cash flow-unrestricted does not represent the residual cash flow available, since there may be other non-discretionary expenditures that are not deducted from the measure. Adjusted free cash flow-unrestricted does not have a uniform definition under GAAP, and therefore Atleos’ definition may differ from other companies’ definitions of this measure. This non-GAAP measure should not be considered a substitute for, or superior to, cash flows from operating activities under GAAP.
Atleos’ definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

Use of Certain Terms
Recurring revenue All revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, processing revenue, interchange and network revenue, Bitcoin-related revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights.

NCR ATLEOS CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Periods Ended March 31
	Three Months
($ in millions, except per share amounts)	2024	2023
Revenue
Product revenue	$240	$234
Service revenue	810	752
Total revenue	1,050	986
Cost of products	212	195
Cost of services	617	571
Total gross profit	221	220
% of Revenue	21.0%	22.3%
Selling, general and administrative expenses	132	136
Research and development expenses	17	18
Income from operations	72	66
% of Revenue	6.9%	6.7%
Interest expense	(79)	—
Related party interest expense, net	—	(4)
Other income (expense), net	3	—
Total interest and other expense, net	(76)	(4)
Income (loss) before income taxes	(4)	62
% of Revenue	(0.4)%	6.3%
Income tax expense (benefit)	4	25
Net income (loss)	(8)	37
Net income (loss) attributable to noncontrolling interests	—	1
Net income (loss) attributable to Atleos	$(8)	$36

Net income (loss) per share attributable to Atleos common stockholders - basic and diluted	$(0.11)	$0.51

Weighted average basic and diluted common shares outstanding (1)	71.6	70.6
(1)On October 16, 2023, the date of Separation, 70.6 million shares of Atleos' Common Stock, par value $0.01 per share, were distributed to Voyix shareholders of record as of October 2, 2023, the Record Date. This share amount is utilized for the calculation of basic and diluted earnings per share for all periods presented prior to the Separation. For the three months ended March 31, 2023, these shares are treated as issued and outstanding for purposes of calculating historical earnings per share. For periods prior to the Separation, it is assumed that there are no dilutive equity instruments as there were no equity awards of Atleos outstanding prior to the Separation.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except per share amounts)	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$343	$339
Accounts receivable, net of allowances of $19 and $14 as of March 31, 2024 and December 31, 2023, respectively	742	714
Inventories	330	333
Restricted cash	256	238
Other current assets	312	271
Total current assets	1,983	1,895
Property, plant and equipment, net	461	470
Goodwill	1,951	1,952
Intangibles, net	606	635
Operating lease right of use assets	140	144
Prepaid pension cost	215	218
Deferred income taxes	253	254
Other assets	167	173
Total assets	$5,776	5,741
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	80	76
Accounts payable	530	500
Payroll and benefits liabilities	132	151
Contract liabilities	332	325
Settlement liabilities	244	218
Other current liabilities	565	477
Total current liabilities	1,883	1,747
Long-term borrowings	2,857	2,938
Pension and indemnity plan liabilities	388	389
Postretirement and postemployment benefits liabilities	59	60
Income tax accruals	36	36
Operating lease liabilities	105	109
Deferred income tax liability	29	34
Other liabilities	132	141
Total liabilities	5,489	5,454
Stockholders' equity
Atleos stockholders' equity:
Preferred stock: par value $0.01 per share, 50.0 shares authorized, no shares issued	—	—
Common stock: par value $0.01 per share, 350.0 shares authorized, 72.1 and 70.9 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	1	1
Paid-in capital	14	16
Retained earnings	165	181
Accumulated other comprehensive income	103	86
Total Atleos stockholders' equity	283	284
Noncontrolling interests in subsidiaries	4	3
Total stockholders' equity	287	287
Total liabilities and stockholders' equity	$5,776	$5,741

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the Periods Ended March 31
	Three Months
(in millions)	2024	2023
Operating activities
Net income (loss)	$(8)	$37
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	37	28
Amortization expense	36	32
Stock-based compensation expense	10	14
Deferred income taxes	—	(8)
Loss (gain) on disposal of property, plant and equipment	2	—
Changes in assets and liabilities:
Receivables	(38)	(3)
Related party receivables and payables	—	(12)
Inventories	(30)	(35)
Settlement Assets	(24)	5
Current payables and accrued expenses	5	17
Contract liabilities	1	52
Employee benefit plans	(14)	(3)
Other assets and liabilities	171	(4)
Net cash provided by operating activities	$148	$120
Investing activities
Expenditures for property, plant and equipment	$(24)	$(15)
Additions to capitalized software	(6)	(8)
Amounts advanced for related party notes receivable	—	(5)
Repayments received from related party notes receivable	—	3
Other investing activities, net	(1)	—
Net cash used in investing activities	$(31)	$(25)
Financing activities
Payments on related party borrowings	$—	$(25)
Payments on term credit facilities	(18)	—
Borrowings on revolving credit facilities	74	—
Payments on revolving credit facilities	(136)	—
Net transfers (to) from NCR Corporation	—	(66)
Tax withholding payments on behalf of employees	(6)	—
Other financing activities	(1)	—
Net cash used in financing activities	$(87)	$(91)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(9)	12
Increase (decrease) in cash, cash equivalents, and restricted cash	$21	$16
Cash, cash equivalents and restricted cash at beginning of period	586	499
Cash, cash equivalents, and restricted cash at end of period	$607	$515

The following table presents the recurring revenue and all other products and services that is recognized at a point in time:

In millions	Three months ended March 31
	2024	2023
Recurring revenue	$763	$710
All other products and services	287	276
Total revenue	$1,050	$986
Recurring revenue as a percent of revenue	73%	72%

Reconciliation of Net Income (Loss) Attributable to Atleos (GAAP) to Adjusted Net Income Attributable to Atleos (Non-GAAP) and Non-GAAP Diluted Earnings Per Share

	Three months ended March 31, 2024
$ in millions, except per share amounts	Gross profit	Gross profit rate	Income from operations	Net income (loss) attributable to Atleos	Diluted earnings (loss) per share (1)
GAAP Results	$221	21.0%	$72	$(8)	$(0.11)
Plus: Special Items
Transformation and restructuring	—	—%	1	1	0.01
Stock-based compensation expense	1	0.1%	10	9	0.12
Acquisition-related amortization of intangibles	22	2.1%	25	18	0.25
Separation costs	—	—%	8	7	0.10
Other tax adjustments	—	—%	—	3	0.04
Non-GAAP Adjusted Results	$244	23.2%	$116	$30	$0.41
(1)For the three months ended March 31, 2024, due to the net loss attributable to Atleos common stockholders, potential common shares that would have caused dilution, such as restricted stock units and stock options, have been excluded from the GAAP diluted share count of 71.6 million because their effect would have been anti-dilutive. The dilutive impact of these shares are included in the dilutive share count of 73.1 million used in the calculation of non-GAAP diluted EPS. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.

Reconciliation of Net Income Attributable to Atleos (GAAP) to Adjusted Net Income Attributable to Atleos (Non-GAAP) and Non-GAAP Diluted Earnings Per Share

	For the three months ended March 31, 2023
$ in millions, except per share amounts	Gross profit	Gross profit rate	Income from operations	Net income attributable to Atleos	Diluted earnings (loss) per share (1)
GAAP Results	$220	22.3%	$66	$36	$0.51
Plus: Special Items
Stock-based compensation expense	5	0.5%	14	13	0.18
Acquisition-related amortization of intangibles	15	1.5%	25	19	0.27
Separation costs	—	—%	7	6	0.09
Non-GAAP Adjusted Results	$240	24.3%	$112	$74	$1.05

(1)On October 16, 2023, the date of Separation, 70.6 million shares of Atleos' Common Stock, par value $0.01 per share, were distributed to Voyix shareholders of record as of October 2, 2023, the Record Date. This share amount is utilized for the calculation of basic and diluted earnings per share for all periods presented prior to the Separation. For the three months ended March 31, 2023, these shares are treated as issued and outstanding for purposes of calculating historical earnings per share. For periods prior to the Separation, it is assumed that there are no dilutive equity instruments as there were no equity awards of Atleos outstanding prior to the Separation.
Reconciliation of Net Income (Loss) Attributable to Atleos (GAAP) to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) (Non-GAAP)

$ in millions	Q1 2024	Q1 2023
Net income (loss) attributable to Atleos (GAAP)	$(8)	$36
Interest expense, net (1)	79	4
Interest income	(2)	—
Income tax expense	4	25
Depreciation and amortization expense	44	35
Acquisition-related amortization of intangibles	25	25
Stock-based compensation expense	10	14
Separation costs	9	7
Transformation and restructuring	1	—
Adjusted EBITDA (Non-GAAP)	$162	$146
(1) Includes Related party interest expense, net, as presented in the Condensed Consolidated Statements of Operations.

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Adjusted Free Cash Flow-Unrestricted (Non-GAAP)

$ in millions	Q1 2024	Q1 2023
Net cash provided by operating activities	$148	$120
Total capital expenditures	(30)	(23)
Restricted cash settlement activity	(18)	(27)
Pension contributions	1	1
Temporary transfer of funds from Voyix	(32)	—
Adjusted free cash flow-unrestricted	$69	$71